UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2011

TREY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Regent Street, Suite 520
Livingston, New Jersey 07039
(Address of Principal Executive Offices)

(973) 758-9555
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2011 (the “Effective Date”), Trey Resources, Inc., a Delaware corporation (the “Corporation”), entered into two promissory notes (each a “Note” and together, the “Notes”) each in the aggregate face amount of $275,000 (the “Loans”), with two accredited investors (each an “Investor” and together, the “Investors”).  Pursuant to the terms of each of the Notes, each Investor funded $275,000 to the Corporation (the aggregate amount of such funding equaling $550,000) in consideration of the receipt of the Notes executed in favor of the Investors.  Each Note bears 7% interest and has a maturity date of September 15, 2011 (the “Maturity Date”).  All principal and interest due under the Notes is payable in full on the Maturity Date.  In consideration of the Investors making and maintaining the Loan and as collateral security for the payment and performance of the obligations of the Corporation under the Notes, the Corporation granted a security interest in all of the Corporation’s assets, among other things.  The Notes are subject to various default provisions (each an “Event of Default”) and the occurrence of an Event of Default will cause the outstanding principal amount under the Notes and all other amounts payable thereunder to become immediately due and payable to the Investors.

The proceeds paid to the Corporation pursuant to the Notes shall be used by the Corporation to satisfy any and all obligations owed as of the date hereof under that certain (i) Secured Convertible Debenture No. CCP-1, dated as of December 30, 2005, as amended, issued by the Corporation to YA Global Investments, L.P. (“YA Global”) in the original principal amount of $600,000, of which approximately $874,381 is currently owed and outstanding as of the date hereof; (ii) Secured Convertible Debenture No. CCP-2, dated as of December 30, 2005, as amended, issued by the Corporation to YA Global in the original principal amount of $1,159,047, of which approximately $1,147,867 is currently owed and outstanding as of the date hereof; and (iii) Secured Convertible Debenture No. CCP-2, dated as of May 5, 2006, as amended, issued by the Corporation to YA Global in the original principal amount of $600,000, of which approximately $176,988 is currently owed and outstanding as of the date hereof.

The foregoing description of the Notes is not intended to be complete and is qualified in its entirety by the complete text of the Form of Note attached as Exhibit 10.1 to this Current Report on Form 8-K.

On the Effective Date, the Corporation executed two letter agreements (each a “Letter Agreement” and together, the “Letter Agreements”), each as accepted and agreed to by the relevant Investor, pursuant to the which the Corporation, inter alia, as an inducement for the Investors advancing the Loans to the Corporation, promised to issue, within 30 days of the Effective Date, two shares of convertible preferred stock (one share to be issued to each Investor; the “Shares”) with voting rights per share of convertible preferred stock equal to 5,000,000,000 shares of class A common stock of the Corporation (the aggregate voting rights amongst the Investors equaling 10,000,000,000 shares of class A common stock of the Corporation), pursuant to the terms and conditions therein contained.

The foregoing description of the Letter Agreements is not intended to be complete and is qualified in its entirety by the complete text of the Letter Agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the description set forth under Item 1.01 above with respect to the Notes, which is incorporated into this Item 2.03 by reference.

The  Notes were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.  The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Promissory Note dated April 11, 2011 executed by the Corporation in favor of the investor named therein.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREY RESOURCES, INC.

Date: April 15, 2011	By:	/s/Mark Meller
Mark Meller
President, Chief Executive Officer and
Principal Accounting Officer